 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 23, 2022 in Amendment No. 1 to the Registration Statement (Form F-4 No. 333-267035) and the related prospectus of Hub Cyber Security (Israel) Ltd., with respect to the consolidated financial statements of Hub Cyber Security (Israel) Ltd.

Tel Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
October 18, 2022	A Member of Ernst & Young Global